SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): SEPTEMBER 18, 1998
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                               C-PHONE CORPORATION
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             (Exact name of registrant as specified in its charter)




          New York                     0-24424                    06-1170506
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(State or Other Jurisdiction        (Commission)                (IRS Employer
     of Incorporation)              File Number)             Identification No.)




6714 NETHERLANDS DRIVE, WILMINGTON, NORTH CAROLINA                      28405
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         (Address of principal executive offices)                     (Zip Code)




       Registrant's telephone number, including area code: (910) 395-6100



                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         On September 18, 1998, C-Phone Corporation (the "Company") entered into a Private Equity Credit Agreement (the "Equity Line") with Sovereign Partners, L.P. (the "Investor"). Pursuant to the terms of the Equity Line, subject to the satisfaction of certain conditions, the Company may require the Investor to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"), over a period of 18 months from the effective date of the Registration Statement (as defined below), for an aggregate purchase price of up to $5 million (but in no event more that 1,543,765 shares of Common Stock). Under the terms of the Equity Line, during any 30-day period following the effective date of the Registration Statement, the Company, subject to the satisfaction of certain conditions, can require the Investor to purchase shares of Common Stock for an aggregate purchase price of between $500,000 and $1 million. The purchase price per share to be paid by the Investor for the shares of Common Stock acquired under the Equity Line will equal 85% of the average closing bid price of the Common Stock during the five trading days immediately preceding the notice of purchase (the "Put Notice") given by the Company to the Investor.

         The Investor's obligation to purchase shares of Common Stock under the Equity Line is subject to various conditions, including, among other things: (i) effectiveness of the Registration Statement; (ii) the average closing bid price of the Common Stock being at least $1.00 per share for the 20 trading days preceding the date of the Put Notice; (iii) continued trading of the Common Stock on The Nasdaq Stock Market; and (iv) the percentage of the Common Stock beneficially owned by the Investor being not more than 9.9% of the then outstanding Common Stock. The Company may terminate the Equity Line without further obligation to the Investor at any time after it has sold to the Investor $1 million of Common Stock.

         Under a related Registration Rights Agreement, the Company has agreed to file, and maintain effectiveness (subject to certain penalties for non-compliance) of, a registration statement (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") for the resale by the Investor of the shares of Common Stock purchased by it under the Equity Line.

         In connection with entering into the Equity Line, the Company issued to Cardinal Capital Management, Inc, as finder, a two-year warrant (the "Warrant") to purchase 100,000 shares of Common Stock at an exercise price equal to $8.00 per share. The Warrant is redeemable for $0.01 per warrant at the option of the Company if the closing sales price of the Common Stock exceeds $10.00 for five consecutive trading days. The Company also paid the finder a cash fee of $30,000 upon signing of the Equity Line and has agreed to pay the finder an additional cash fee equal to 6% of the amount of any sales by the Company pursuant to the Equity Line; with the $30,000 payment to be credited against the first sale under the Equity Line.

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

         The securities to be purchased by the Investor under the Equity Line have been offered for sale, and will be sold, without registration thereof under the Securities Act, pursuant to the exemption from registration provided by
Section 4(2) under the Securities Act.

         The foregoing summaries of agreements are necessarily incomplete and selective, and are qualified in their entirety by reference to the agreements summarized, each of which is attached hereto as an exhibit.

                                   * * * * * *

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits

         1. Private Equity Credit Agreement, dated as of September 18, 1998, between C-Phone Corporation and Sovereign Partners, L.P.

         2. Registration Rights Agreement, dated as of September 18, 1998, between C-Phone Corporation and Sovereign Partners, L.P.

         3. Common Stock Purchase Warrant, dated as of September 18, 1998, of C-Phone Corporation issued to Cardinal Capital Management, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           C-PHONE CORPORATION


                                           By: /s/ Paul H. Albritton
                                              ----------------------------
                                                   Paul H. Albritton
                                                   Vice President and Chief
                                                   Financial Officer



Date:  September 24, 1998


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